Exhibit 99.1

PennantPark Floating Rate Capital Ltd. Appoints Richard Cheung as New Chief Financial Officer

NEW YORK, NY — (GLOBE NEWSWIRE – June 21, 2021) — PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) (“we,” “our,” “PFLT” or the “Company”) announced today that it has appointed Richard Cheung as its Chief Financial Officer and Treasurer, effective June 21, 2021.

Mr. Cheung most recently served as Senior Managing Director and Head of Alternative Investment Accounting at Guggenheim Partners, LLC (“Guggenheim”), where he has served in various roles since 2008. Prior to joining Guggenheim in 2008, Mr. Cheung spent the majority of his career at Ernst & Young LLP in its financial services industry practice where he managed audits for a variety of funds. Mr. Cheung holds a B.S. in Accounting and Finance from the New York University Leonard N. Stern School of Business.

“We are extremely pleased that Richard will be joining the Company as our new Chief Financial Officer and a member of our senior management team. We are confident that his extensive experience will be a tremendous asset to the Company and its shareholders as we continue to build the Company,” stated Arthur Penn, Chief Executive Officer of PFLT.

Aviv Efrat, PFLT’s current Chief Financial Officer and Treasurer, will move within the PennantPark organization and remain in senior management where he will focus on PennantPark’s strategic growth initiatives.

“We are thankful for all of Aviv’s contributions to date as a valued member of the Company’s senior management team since its inception in 2010, including his contribution to building our finance and operations team,” said Mr. Penn. “We are grateful that Aviv will remain in senior management within the PennantPark organization where he will continue to contribute to the firm’s strategic direction.”

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle-market credit platform, managing $4.7 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle-market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston, and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission as well as changes in the economy and risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:	Arthur Penn
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com